FOR INFORMATION CONTACT:

Elisha Finney (650) 424-6803

elisha.finney@varian.com

Spencer Sias (650) 424-5782

spencer.sias@varian.com

For Immediate Release:

Varian Medical Systems Reports Results for Second Quarter of Fiscal Year 2013

Second quarter net earnings per diluted share rise 9 percent to $1.02, including a $0.02 restructuring charge; revenues increase 7 percent to $768 million

PALO ALTO, Calif., April 24, 2013 – Varian Medical Systems (NYSE:VAR) today is reporting net earnings of $1.02 per diluted share in the second quarter of fiscal year 2013, up 9 percent from $0.94 in the year-ago quarter. The results for the second quarter of fiscal year 2013 included a $2.6 million restructuring charge related to the completion of the previously announced enhanced retirement program. Varian’s company-wide revenues totaled $768 million for the second quarter of fiscal year 2013, up 7 percent from the year-ago quarter. Varian ended the second quarter of fiscal year 2013 with a $2.8 billion backlog, up 4 percent from the end of the second quarter of fiscal year 2012.

“Varian’s revenues and net earnings continued to grow during the second quarter in line with our expectations for the company,” said Dow R. Wilson, CEO of Varian Medical Systems. “Net orders rose in double digits for our X-Ray Products business, but fell in our Oncology business, principally because of weakness in mature U.S. and Western European markets as well as a tough quarter-over-quarter comparison in Asia and negative fluctuations in currency exchange rates, predominantly in Japan.”

The company finished the second quarter of fiscal year 2013 with $740 million in cash and cash equivalents and $238 million of debt. During the second quarter of fiscal year 2013, cash flows from financing activities included $90 million toward the repurchase of 1.4 million shares of common stock.

Oncology Systems

Oncology Systems’ second quarter revenues totaled $582 million, up 3 percent from the same period of fiscal year 2012. Second-quarter net orders were $555 million, down 2 percent versus the comparable year-ago period, with a 9 percent decline in North America and a 4 percent gain outside North America. Markets outside North America represented 58 percent of Oncology net orders for the second quarter of fiscal year 2013. On a constant currency basis, Oncology Systems’ second quarter net orders were roughly equal to the second quarter of fiscal year 2012. Compared to the prior-year second quarter, net orders outside North America were up 7 percent on a constant currency basis.

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Varian Medical Systems Reports Results for Second Quarter of Fiscal Year 2013	Page 2

“While revenues and operating income grew as expected during the second quarter, net orders for the Oncology Systems business were disappointing, particularly in the U.S. where ongoing uncertainties regarding healthcare reform and reimbursement contributed to slow capital expenditures,” Wilson said. “Strong performance in emerging markets drove the orders growth outside of North America.”

X-Ray Products

Second quarter revenues for the X-Ray Products business were $140 million, up 14 percent from the year-ago quarter. X-Ray Products’ second quarter net orders were $144 million, up 10 percent from the year-ago quarter.

“The X-Ray Products business delivered another solid quarter of growth in orders, revenues, and operating profits,” Wilson said. “Revenue growth in this business was helped by demand for new tube and panel products. Tight cost control, together with higher shipment volumes, drove a healthy increase in operating income.”

Other

The company’s Other category, which includes the Security and Inspection Products business and the Varian Particle Therapy business, recorded second quarter revenues of $46 million, up $14 million from the total in the year-ago quarter. Net orders for the Other category were $37 million for the second quarter, down $131 million from the year-ago quarter when the company booked two orders for proton therapy systems in Saudi Arabia and Russia.

Outlook

“The company remains on track for achieving its fiscal 2013 growth targets,” said Wilson. “For the third quarter of fiscal year 2013, total company revenues could increase by about 7 percent over the prior-year quarter. Net earnings per diluted share for the third quarter should be in the range of $0.98 to $1.02. For the fiscal year, we continue to believe that total company revenues could increase by about 8 percent over the prior fiscal year and that net earnings per diluted share for the fiscal year could be in the range of $4.09 to $4.14.”

Investor Conference Call

Varian Medical Systems is scheduled to conduct its second quarter fiscal year 2013 conference call at 2 p.m. PT today. To hear a live webcast or replay of the call, visit the investor relations page on the company’s web site at www.varian.com/investor where it will be archived for a year. To access the call via telephone, dial 1-877-869-3847 from inside the U.S. or 1-201-689-8261 from outside the U.S. The replay can be accessed by dialing 1-877-660-6853 from inside the U.S or 1-201-612-7415 from outside the U.S. and entering confirmation code 410801. The telephone replay will be available through 5 p.m. PT, Friday, April 26, 2013.

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Varian Medical Systems Reports Results for Second Quarter of Fiscal Year 2013	Page 3

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Varian Medical Systems, Inc., of Palo Alto, California, is the world's leading manufacturer of medical devices and software for treating cancer and other medical conditions with radiotherapy, radiosurgery, and brachytherapy. The company supplies informatics software for managing comprehensive cancer clinics, radiotherapy centers and medical oncology practices. Varian is a premier supplier of tubes and digital detectors for X-ray imaging in medical, scientific, and industrial applications and also supplies X-ray imaging products for cargo screening and industrial inspection. Varian Medical Systems employs approximately 6,200 people who are located at manufacturing sites in North America, Europe, and China and approximately 70 sales and support offices around the world. For more information, visit http://www.varian.com.

Forward-Looking Statements

Except for historical information, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning industry outlook, including growth drivers; the company’s future orders, revenues, backlog, or earnings growth; future financial results; market acceptance of or transition to new products or technology such as our Edge™ radiosurgery system, TrueBeam™ and radiographic flat panel detectors, image-guided radiation therapy, stereotactic radiosurgery, filmless X-rays, proton therapy, and security and inspection, and any statements using the terms “could,” “believe,” “outlook,” or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company’s actual results to differ materially from those anticipated. Such risks and uncertainties include global economic conditions; the impact of the Affordable Health Care for America Act (including excise taxes on medical devices) and any further healthcare reforms (including changes to Medicare and Medicaid), and/or changes in third-party reimbursement levels; currency exchange rates and tax rates; demand for the company’s products; the company’s ability to develop, commercialize, and deploy new products such as the TrueBeam platform; the company’s ability to meet Food and Drug Administration (FDA) and other regulatory requirements for product clearances or to comply with FDA and other regulatory regulations or procedures; changes in the regulatory environment, including with respect to FDA requirements; challenges associated with the successful commercialization of the company’s particle therapy business; the effect of adverse publicity; the company’s reliance on sole or limited-source suppliers; the impact of reduced or limited demand by purchasers of certain X-ray products, including those located in Japan; the company’s ability to maintain or increase margins; the impact of competitive products and pricing; the potential loss of key distributors or key personnel; challenges to public tender awards and the loss of such awards or other orders; and the other risks listed from time to time in the company’s filings with the Securities and Exchange Commission, which by this reference are incorporated herein. The company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

A summary of earnings and other financial information follows.

Varian Medical Systems Reports Results for Second Quarter of Fiscal Year 2013	Page 4

Varian Medical Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings
(Unaudited)

(Dollars and shares in millions, except per share amounts)	Q2 QTR 2013	Q2 QTR 2012	Q2 YTD 2013	Q2 YTD 2012
Net orders	$735.8	862.8	1,355.0	1,468.9
Oncology Systems	555.1	564.8	1,032.0	1,049.5
X-Ray Products	143.7	130.4	276.9	240.2
Other	37.0	167.6	46.1	179.2

Order Backlog	$2,752.6	2,652.8	2,752.6	2,652.8

Revenues	$768.4	720.3	1,446.8	1,345.6
Oncology Systems	581.8	565.4	1,106.1	1,053.0
X-Ray Products	140.4	122.8	273.3	235.8
Other	46.2	32.1	67.4	56.8

Cost of revenues	$448.8	423.6	836.1	780.1

Gross margin	319.6	296.7	610.7	565.5
As a percent of revenues	41.6%	41.2%	42.2%	42.0%

Operating expenses
Research and development	50.9	47.1	98.0	90.9
Selling, general and administrative	113.0	105.8	219.5	201.9

Operating earnings	155.7	143.8	293.2	272.7
As a percent of revenues	20.3%	20.0%	20.3%	20.3%

Interest income, net	0.6	0.4	1.3	0.7
Earnings before taxes	156.3	144.2	294.5	273.4
Taxes on earnings	43.5	36.4	86.4	75.4
Net earnings	$112.8	107.8	208.1	198.0
As a percent of revenues	14.7%	15.0%	14.4%	14.7%

Net earnings per share – basic	$1.04	0.96	1.91	1.76

Net earnings per share – diluted	$1.02	0.94	1.88	1.73

Shares used in the calculation of net earnings per share:
Average shares outstanding - basic	108.8	112.4	109.0	112.3
Average shares outstanding - diluted	110.7	114.5	110.9	114.4

Varian Medical Systems Reports Results for Second Quarter of Fiscal Year 2013	Page 5

Varian Medical Systems, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)	March 29, 2013 (Unaudited)	September 28, 2012 (1)
Assets
Current assets
Cash and cash equivalents	$739,733	$704,570
Short-term investment	56,137	49,709
Accounts receivable, net	722,979	691,806
Inventories	502,598	457,869
Deferred tax assets and other	304,907	266,561
Total current assets	2,326,354	2,170,515

Property, plant and equipment	683,593	653,424
Accumulated depreciation and amortization	(380,850)	(356,832)
Property, plant and equipment, net	302,743	296,592

Goodwill	222,198	222,242
Other assets	210,784	189,377
Total assets	$3,062,079	$2,878,726

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$179,859	$180,736
Accrued expenses	293,594	336,568
Deferred revenues	149,376	130,883
Advance payments from customers	382,888	380,545
Product warranty	51,409	52,799
Short-term borrowings	231,873	155,000
Total current liabilities	1,288,999	1,236,531
Other long-term liabilities	138,963	126,169
Long-term debt	6,250	6,250
Total liabilities	1,434,212	1,368,950

Stockholders’ Equity
Common stock	108,522	109,407
Capital in excess of par value	628,569	563,875
Retained earnings and accumulated other comprehensive loss	890,776	836,494
Total stockholders’ equity	1,627,867	1,509,776
Total liabilities and stockholders’ equity	$3,062,079	$2,878,726

(1) The condensed consolidated balance sheet as of September 28, 2012 was derived from audited financial statements as of that date.